UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

Medley Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-35040 (Commission File Number)	27-4576073 (I.R.S. Employer Identification No.)

375 Park Avenue, 33rd Floor

New York, NY 10152

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 24, 2015, Medley Capital Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The following two proposals were considered at the Annual Meeting: (1) the election of Jeff Tonkel and Robert Lyons as Class I directors to serve until the Company’s 2018 Annual Meeting of Stockholders; and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

Stockholders of record at the close of business on December 29, 2014, were entitled to vote at the Annual Meeting. As of December 29, 2014, there were 58,733,284 shares of the Company’s common stock outstanding and entitled to vote. A quorum consisting of 47,813,865 shares of the Company’s common stock were present or represented at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both such proposals were approved by the requisite vote. The Company has issued a press release announcing the results of the Annual Meeting, which is included as Exhibit 99.1 to this Form 8-K.

Proposal 1.	The election of Jeff Tonkel and Robert Lyons as Class I directors to serve until the Company’s 2018 Annual Meeting of Stockholders:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Jeff Tonkel	18,253,516	4,055,797	25,504,552

Robert Lyons	21,600,918	708,395	25,504,552

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015:

Votes For	Votes Against	Votes Abstained
47,292,615	380,424	140,826

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015	MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer